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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 30, 1994

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                          CHARTER MEDICAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)

          DELAWARE               1-6639         58-1076937
      (State or Other          (Commission   (I.R.S. Employer
      Jurisdiction of         File Number)    Identification
       Incorporation                               No.)
      or Organization)

 3414 PEACHTREE ROAD, N.E.                         30326
         SUITE 1400
      ATLANTA, GEORGIA
   (Address of Principal                        (Zip Code)
     Executive Offices)

     Registrant's Telephone Number, Including Area Code:    (404) 841-9200

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On  November 30, 1994,  Charter Medical Corporation,  a Delaware corporation
(the "Company"), completed the acquisition of substantially all the assets of 10 behavioral healthcare facilities, from National Medical Enterprises, Inc., a Nevada corporation ("NME"). The Company presently intends to use or operate the assets acquired from NME for the purposes NME operated such assets. The purchase price for the assets was approximately $36.8 million in cash, including approximately $9.5 million related to the net working capital of the facilities.
The amount paid for the net working capital of the facilities acquired is subject to adjustment. The purchase price for the facilities acquired was determined by NME following its solicitation of bids for the facilities and arm's-length negotiations with the Company. NME and the Company are not related to each other.

    The  acquisition that occurred on November 30,  1994 was related to the June
30, 1994 acquisition by the Company of certain other facilities from NME, which acquisition was previously reported on a Current Report on Form 8-K filed by the Company on July 15, 1994.

    Approximately  $7.8 million of the purchase price of the facilities acquired was financed by the Company from the  proceeds of the Company's issuance on  May
2,  1994,  of  $375  million  aggregate  principal  amount  of  11  1/4%  Senior
Subordinated Notes due 2004. Approximately  $28.0 million of the purchase  price was  financed by the Company from borrowings  pursuant to the Second Amended and
Restated  Subsidiary  Credit  Agreement,  dated  May  2,  1994,  among   certain
subsidiaries  of  the  Company, Bankers  Trust  Company, as  Agent,  First Union
National Bank of  North Carolina,  as Co-Agent, and  the financial  institutions participating  therein. The remaining approximately $1.0 million of the purchase price was provided by cash on hand.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of Businesses Acquired.

    Audited financial statements for the fiscal year ended May 31, 1994 for  all facilities  acquired from NME, plus two  facilities that were not acquired, were previously filed by the Company in Amendment No. 3 to the Company's Registration
Statement on Form S-4 (No. 33-53701), which was filed on September 16, 1994. The
Company believes that the inclusion of the two facilities that were not acquired in the audited  financial statements  will not have  a material  effect on  such statements.  The Company does not  believe that it is  required to file separate audited financial statements for  the facilities acquired  on November 30,  1994 because the November 30 acquisition was related to the June 30 acquisition.

    (b)  Pro Forma Financial Information.

    Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 1994, and the nine months ended June 30, 1994, and an unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1994, reflecting the acquisition of all facilities acquired from NME, plus two facilities that were not acquired, were previously filed by the Company with its Current Report on Form 8-K/A on September 20, 1994. The Company believes that the inclusion of the two facilities that were not acquired in the pro forma financial statements will not have a material effect on such statements. The
Company does not believe that it is required to file separate pro forma financial statements for the facilities acquired on November 30, 1994 because the November 30 acquisition was related to the June 30 acquisition.

    (c)  Exhibits.

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
 (2)-1.    Asset Sale Agreement (Subsequent Facilities), dated March 29, 1994, between
           National Medical Enterprises, Inc., as Seller, and Charter Medical
           Corporation, as Buyer, which was filed as Exhibit 2(e) to Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 33-53701), which was filed on July 1, 1994, and which is incorporated herein by reference.

 (2)-2.    Amendment No. 1, dated September 12, 1994, to Asset Sale Agreement
           (Subsequent Facilities), dated March 29, 1994, between National Medical
           Enterprises, Inc., as Seller and the Company, as Buyer, which was filed as
           Exhibit 2(d) to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1994, and which is incorporated herein by reference.

 (2)-3.    Amendment No. 2, dated September 29, 1994, to Asset Sale Agreement
           (Subsequent Facilities), dated March 29, 1994, between National Medical
           Enterprises, Inc., as Seller and the Company, as Buyer, which was filed as
           Exhibit 2(e) to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1994, and which is incorporated herein by reference.

 (2)-4.    Amendment No. 3, dated November 15, 1994, to Asset Sale Agreement
           (Subsequent Facilities), dated March 29, 1994, between National Medical
           Enterprises, Inc., as Seller and the Company, as Buyer, which was filed as
           Exhibit 2(f) to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1994, and which is incorporated herein by reference.

    The Company undertakes to furnish supplementally a copy of any Exhibit to the Asset Sale Agreement (Subsequent Facilities) filed herewith as Exhibit (2)-1 to the Commission upon request.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 1994

                                          Charter Medical Corporation

                                          By __________/s/ John R. Day__________
                                                        John R. Day,
                                                Vice President -- Controller
                                                 (Chief Accounting Officer)

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